                                   Exhibit 6


                WRITTEN CONSENT OF SUTHERLAND, ASBILL & BRENNAN

                                  April 14, 1997


Board of Directors
Paragon Life Insurance Company
100 South Brentwood Boulevard
St. Louis, Missouri  63105

Ladies and Gentlemen:

      We hereby consent to the reference to our name under the caption "Legal matters" in the Prospectus filed as part of Post-Effective Amendment No. 9 to the registration statement on Form S-6 for Separate Account A of Paragon Life Insurance Company (File No. 33-27242). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                       Very truly yours,

                                       SUTHERLAND, ASBILL & BRENNAN


                                       By:  /s/________________________
                                                     Stephen E. Roth